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                                 EXHIBIT (a)(2)

                  ELECTION FORM CONCERNING EXCHANGE OF OPTIONS

                                  ELECTION FORM
              TO TENDER OPTIONS TO PURCHASE SHARES OF COMMON STOCK
              HAVING AN EXERCISE PRICE OF $12.15 PER SHARE OR MORE
                            FOR NEW OPTIONS UNDER THE
              CENTENNIAL COMMUNICATIONS CORP. AND ITS SUBSIDIARIES
              1999 STOCK OPTION AND RESTRICTED STOCK PURCHASE PLAN
            PURSUANT TO THE OFFER TO EXCHANGE DATED NOVEMBER 18, 2002

                    THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT
              5:00 P.M., NEW YORK CITY TIME, ON DECEMBER 19, 2002,
                          UNLESS THE OFFER IS EXTENDED.


To: Centennial Communications Corp.
3349 Route 138
Wall, New Jersey 07719
Telephone: (732) 556-2227
Fax: (732) 556-2246
Attention: Stock Option Exchange

                  DELIVERY OF THIS ELECTION FORM TO AN ADDRESS
           OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE
                    TO A NUMBER OTHER THAN AS SET FORTH ABOVE
                      WILL NOT CONSTITUTE A VALID DELIVERY.

PARTICIPATION INSTRUCTIONS:

1. Please complete this form of election, sign it, and deliver it to the address or facsimile number set forth above before 5:00 p.m., New York City Time, on December 19, 2002.

2.    If you have any questions, you should call Nancy Werner at (732) 556-2227.

ACKNOWLEDGEMENTS AND SIGNATURE:

By signing below, I acknowledge the following:

1. I have received and carefully reviewed the "Offer to Exchange Outstanding Options Having an Exercise Price of $12.15 Per Share or More for New Options" (the "Offer to Exchange") and related materials, as well as the list of my options attached to this Election Form.

2. I hereby elect to cancel all of my eligible options (options with an exercise price of $12.15 per share or more) in accordance with the terms of the Offer to Exchange.

3. I understand that this offer is entirely voluntary and I am accepting the offer knowingly and voluntarily.

4. I understand that new options will not be granted to me until the Grant Date (June 23, 2003, or such later date detailed in the Offer to Exchange) and will be equal in number to one half of the number of shares of


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                             ELECTION FORM (CONT'D)

5. common stock subject to the eligible options being cancelled, subject to any adjustments set forth in the Offer to Exchange.

6. I understand that the new options will only be issued to me if I am a regular, full-time employee of the Company on the Grant Date.

7. I recognize that, under certain circumstances set forth in the Offer to Exchange, the Company may terminate or amend the offer and postpone its acceptance and cancellation of any options elected for exchange.

8. I acknowledge that my election will be irrevocable on the date the Company accepts my eligible options for exchange and that after such date, I will have given up my entire ownership interest in all such eligible options and that such options will become null and void.

            SIGN BELOW IF YOU DESIRE TO CANCEL YOUR ELIGIBLE OPTIONS
                   PURSUANT TO THE COMPANY'S OFFER TO EXCHANGE


                               SIGNATURE OF OWNER


                         -------------------------------
                  (Signature of Holder or Authorized Signatory)

Date:                 , 2002
     -----------------

Name:
      ------------------------------
             (Please Print)

(Please print title if signing in a representative capacity)


Address: (Please include ZIP code)

Telephone No. (with area code):

Tax ID/ Social Security No.:


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                                 ***************

Rejection of Offer to Exchange:

      IF YOU DESIRE TO REJECT THE COMPANY'S OFFER, PLEASE SO INDICATE BY CHECKING THE BOX BELOW AND SIGNING THIS LETTER BELOW.

[ ] I hereby reject the Company's offer described in the above-mentioned Offer to Exchange.

Print Name:
           -------------------------

Signature:
           -------------------------



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